SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PACIFIC ETHANOL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PACIFIC ETHANOL, INC.
5711 N. WEST AVENUE
FRESNO, CALIFORNIA 93711

August 2, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 annual meeting of stockholders of Pacific Ethanol, Inc. that will be held at 9:00 a.m., local time, on September 7, 2006 at Pardini’s located at 2257 W. Shaw Avenue, Fresno, California 93711. All holders of our outstanding common stock as of the close of business on July 21, 2006 are entitled to vote at the 2006 annual meeting.

Enclosed is a copy of the notice of annual meeting of stockholders, a Proxy Statement and a proxy card. Also enclosed is a copy of our annual report on Form 10-KSB for the year ended December 31, 2005. A current report on the business operations of Pacific Ethanol, Inc. will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the 2006 annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the 2006 annual meeting.
Sincerely,

/s/ William L. Jones

William L. Jones,
Chairman of the Board

PACIFIC ETHANOL, INC.
5711 N. WEST AVENUE
FRESNO, CALIFORNIA 93711

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 7, 2006

NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on September 7, 2006 at Pardini’s located at 2257 W. Shaw Avenue, Fresno, California 93711, for the following purposes:

1.	To elect seven directors to our Board of Directors;

2.	To ratify and approve the adoption of our 2006 Stock Incentive Plan;

3.
To ratify the selection and appointment of Hein & Associates LLP as our independent registered public accountants to audit the financial statements of Pacific Ethanol, Inc. for the year ending December 31, 2006; and

4.	To transact such other business as may properly come before the 2006 annual meeting or any adjournment or adjournments thereof.

Our Board of Directors has fixed the close of business on July 21, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the 2006 annual meeting and all adjourned meetings thereof.

By Order of the Board of Directors

/s/ William L. Jones

William L. Jones,
Chairman of the Board

Dated: August 2, 2006

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

TABLE OF CONTENTS

Page

VOTING AND PROXY	1

PROPOSAL 1 - ELECTION OF DIRECTORS	3

INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND RELATED MATTERS	4

EXECUTIVE COMPENSATION AND RELATED INFORMATION	9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

PROPOSAL 2 - RATIFICATION AND APPROVAL OF ADOPTION OF 2006 STOCK INCENTIVE PLAN	27

PROPOSAL 3 - RATIFICATION OF SELECTION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	38

OTHER MATTERS	38

STOCKHOLDER PROPOSALS	39

AVAILABLE INFORMATION	39

ANNUAL REPORT	40

APPENDIX A - 2006 STOCK INCENTIVE PLAN	A-1

i

PACIFIC ETHANOL, INC.
5711 N. WEST AVENUE
FRESNO, CALIFORNIA 93711

PROXY STATEMENT
_____________________

2006 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 7, 2006
_____________________

THESE PROXY MATERIALS ARE FIRST BEING MAILED TO
STOCKHOLDERS ON OR ABOUT AUGUST 2, 2006
_____________________

VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (“Board”) for use at the 2006 annual meeting of stockholders to be held at 9:00 a.m., local time, on September 7, 2006 at Pardini’s located at 2257 W. Shaw Avenue, Fresno, California 93711, and at any adjournments of the 2006 annual meeting. When a proxy is properly executed and returned, the shares it represents will be voted according to directions noted on the proxy. If no specification is indicated, the shares will be voted “for” each of the proposals listed on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to our corporate Secretary, by issuance of a subsequent proxy or by voting in person at the 2006 annual meeting.

Our annual report on Form 10-KSB for the year ended December 31, 2005 is being mailed to stockholders concurrently with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made. A proxy card is enclosed for your use. The shares represented by each properly executed unrevoked proxy card will be voted as directed by the stockholder with respect to the matters described in the proxy card. If no direction is made, the shares represented by each properly executed proxy card will be voted “for” each of the proposals listed on the proxy card. Any proxy given may be revoked at any time prior to its exercise by filing with our corporate Secretary an instrument revoking the proxy or by filing a duly executed proxy card bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his, her or its shares in person if he, she or it so desires. However, a stockholder who holds shares through a broker or other nominee must bring a legal proxy to the meeting if that stockholder desires to vote at the meeting.

At the close of business on July 21, 2006, the record date for determining stockholders entitled to notice of and to vote at the 2006 annual meeting, we had issued and outstanding 37,223,236 shares of common stock held by 527 holders of record and 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) held by one holder of record. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the 2006 annual meeting or at any adjournments of the meeting.

Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the 2006 annual meeting for all matters to be voted on at the meeting. Each share of our Series A Preferred Stock issued and outstanding on the record date entitles the holder of that share to approximately 1.78 votes at the 2006 annual meeting for all matters to be voted on at the meeting. The holders of a majority of the voting power of our issued and outstanding capital stock and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the 2006 annual meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Shares of our common stock and our Series A Preferred Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a candidate and votes withheld have no legal effect.

We will pay the expenses of soliciting proxies for the 2006 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained. The matters to be considered and acted upon at the 2006 annual meeting are referred to in the preceding notice and are discussed below more fully.

Share Exchange Transaction

On March 23, 2005, we completed a share exchange transaction (the “Share Exchange Transaction”) with the shareholders of Pacific Ethanol California, Inc. (“PEI California”) and the holders of the membership interests of each of Kinergy Marketing, LLC (“Kinergy”) and ReEnergy, LLC (“ReEnergy”), pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity Corp. (“Accessity”), reincorporated in the State of Delaware under the name “Pacific Ethanol, Inc.” through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and Kinergy, PEI California and ReEnergy are three of our wholly-owned subsidiaries.

In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California were, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of our shares of common stock. Also, a holder of a promissory note, a portion of which was convertible into an aggregate of 664,879 shares of common stock of PEI California was, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of our common stock.

A change in control of Accessity occurred in connection with the Share Exchange Transaction. The persons who acquired control were, collectively, the former shareholders of PEI California and the former members of Kinergy and ReEnergy who, in connection with the Share Exchange Transaction, exchanged their shares and equity interests in such entities for shares of common stock of Pacific Ethanol, Inc. However, to the knowledge of Pacific Ethanol, Inc., no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is in control of Pacific Ethanol, Inc.

Upon consummation of the Share Exchange Transaction, we ceased all business activities of Accessity and commenced operating the business of Pacific Ethanol, Inc., which is comprised of the ethanol marketing business of Kinergy and the construction of ethanol production facilities through PEI California, including our first ethanol production facility currently under construction in Madera County, California.

ELECTION OF DIRECTORS
(Proposal 1)

Our bylaws provide for seven directors unless otherwise changed by resolution of our Board. Directors are elected annually and hold office until the next annual meeting of stockholders, until their respective successors are elected and qualified or until their earlier death, resignation or removal. It is intended that the proxies solicited by our Board will be voted “for” election of the following seven nominees unless a contrary instruction is made on the proxy: William L. Jones, Neil M. Koehler, Frank P. Greinke, Douglas L. Kieta, John L. Prince, Terry L. Stone and Robert P. Thomas. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. As described above, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. All of the nominees for director are, at present, directors of Pacific Ethanol, Inc. and have been nominated by our Nominating and Governance Committee.

We are obligated to cause each person serving from time to time as one of our executive officers, directors or managers, or having such a position with any of our subsidiaries, to execute a voting letter that grants an irrevocable proxy to Cascade Investment, L.L.C., the holder of all of our issued and outstanding shares of Series A Preferred Stock with respect to securities held by such persons to vote to elect two persons to our Board. As of July 21, 2006, all such officers, directors and managers held an aggregate of 5,783,139 shares of our common stock representing approximately 12% of all votes entitled to be cast in connection with the election of members of our Board. In April 2006, Cascade Investment, L.L.C. identified Robert P. Thomas and Douglas L. Kieta as its two director designees, and our Board appointed Messrs. Thomas and Kieta as members of our Board, in connection with the issuance of our Series A Preferred Stock. Both Messrs. Thomas and Kieta have been nominated by our Nominating and Governance Committee for election to our Board at the 2006 annual meeting and we expect that Cascade Investment, L.L.C. will utilize its proxy to vote in favor of their election.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

The current directors and executive officers of Pacific Ethanol, Inc., and the director nominees, and their ages, positions, business experience and education are as follows:

Name	Age	Positions Held
William L. Jones	56	Chairman of the Board, Director and Director Nominee
Neil M. Koehler	48	Chief Executive Officer, President, Director and Director Nominee
John T. Miller	60	Chief Operating Officer
William G. Langley	56	Chief Financial Officer
Christopher W. Wright	53	Vice President, General Counsel and Secretary
Frank P. Greinke	51	Director and Director Nominee
Douglas L. Kieta (1)	63	Director and Director Nominee
John L. Prince (2)	63	Director and Director Nominee
Terry L. Stone (3)	57	Director and Director Nominee
Robert P. Thomas (4)	28	Director and Director Nominee

(1)	Member of the Nominating and Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Audit, Nominating and Governance, and Compensation Committees.
(4)	Member of the Audit and Compensation Committees.

William L. Jones has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of PEI California and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California’s United States Senate seats. Mr. Jones was California’s Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of its board of directors since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government, from Pomona College.

John T. Miller has served as Chief Operating Officer since June 2006. Mr. Miller was employed at Calpine Corporation beginning in 2001 and served as a Senior Vice President from 2002 to 2006. At Calpine, Mr. Miller held several roles including managing the build-out of power projects, overseeing human resources and safety programs and leading Calpine’s strategy to centralize its power plant and corporate activities. Prior to his tenure at Calpine, Mr. Miller served from 1998 to 2001 as Vice President of Thermo Ecotek, a subsidiary of Thermo Electron, and as President of Thermo Ecotek’s Power Resources Division. Mr. Miller directed Thermo Electron’s expansion of its independent power business in the United States, Germany and the Czech Republic. He also represented Thermo Electron in managing the sale of the Power Resources Division to AES Corporation. Mr. Miller also served from 1994 to 1998 as President and Chief Executive Officer of Pacific Generation Company, a subsidiary of PacifiCorp. Prior to that time, Mr. Miller served from 1990 to 1994 as Pacific Generation Company’s Vice President of Business Development and from 1987 to 1990 as its Vice President of Operations. In 1995, Mr. Miller completed Harvard University’s Managing Global Opportunities, an executive education program. Mr. Miller has a B.S. degree in Mechanical Engineering from Oregon State University and an M.B.A. degree from the University of Portland. Mr. Miller served in the United States Navy from 1967 to 1971 as a Communications Technician.

William G. Langley has served as Chief Financial Officer since April 2005. Mr. Langley has been a partner in Tatum CFO Partners, LLP (“Tatum”), a national partnership of more than 350 professional highly-experienced chief financial officers, since November 2002. During this time, Mr. Langley has acted as the full-time Chief Financial Officer for Ensequence, Inc., an inter-active television software company, Norton Motorsports, Inc., a motorcycle manufacturing and marketing company and Auctionpay, Inc., a software and fundraising management company. From 2001 to 2002, Mr. Langley served as the President, Chief Financial Officer and Chief Operating Officer for Laservia Company, which specializes in advanced laser system technology. From 2000 to 2001, Mr. Langley acted as the Chief Financial Officer of Rulespace, Inc., a developer of artificial intelligence software. Mr. Langley has prior public company experience, is licensed both as an attorney and C.P.A. and will remain a partner in Tatum during his employment with Pacific Ethanol. Mr. Langley has a B.A. degree in accounting and political science from Albertson College, a J.D. degree from Lewis & Clark School of Law and an LL.M. degree from the New York University School of Law.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006. Mr. Wright has over 24 years of experience as a lawyer, including over 18 years as a partner in national or major regional law firms. From April 2004 until he joined Pacific Ethanol in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings. Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-charge of the Pacific Northwest office. Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies. He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances. Mr. Wright holds an A.B. in History from Yale College and a J.D. from the University of Chicago Law School.

Frank P. Greinke has served as a director since March 2005. Mr. Greinke served as a director of PEI California commencing in October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of Southern Counties Oil Co., a petroleum distribution group. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

Douglas L. Kieta has served as a director since April 2006. From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation. At the time of his retirement in April 2006, Mr. Kieta was the Senior Vice President of Construction and Engineering with Calpine Corporation. Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 U.S. states and three Canadian provinces. Mr. Kieta has a B.S. degree in civil engineering from Clarkson University and a master’s degree in civil engineering from Cornell University.

John L. Prince has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Land O’ Lakes, Inc. and other companies. Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998. Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Terry L. Stone has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone has served as a part-time instructor at California State University, Fresno teaching classes in taxation, auditing, and financial and management accounting. Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, Inc. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

Robert P. Thomas has served as a director since April 2006. Since July 1999, Mr. Thomas has held various positions and is currently a portfolio manager with the William H. Gates III investment group which oversees Mr. Gates’ personal investments through Cascade Investment, L.L.C. and the investment assets of the Bill and Melinda Gates Foundation. Mr. Thomas is a graduate of Claremont McKenna College.

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

Board of Directors and Committees

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2005, our Board held 9 meetings, and on 11 occasions approved resolutions by unanimous written consent in lieu of a meeting.

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board has determined that Terry L. Stone, John L. Prince, Douglas L. Kieta and Robert P. Thomas, each of whom is a member of one or more of these committees, are “independent” as defined in both Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and NASD Marketplace Rule 4200(a)(15), and that Messrs. Stone, Thomas and Prince meet the other criteria contained in NASD Marketplace Rule 4350 relating to Audit Committee members.

Audit Committee. Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end. From March 23, 2005 to April 13, 2006, this committee consisted of Terry L. Stone, John L. Prince and Kenneth J. Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Mr. Thomas was appointed as a member of our Audit Committee. Our Board has determined that Mr. Stone is an “audit committee financial expert.” Our Audit Committee operates pursuant to a charter approved by our Board and our Audit Committee, according to the rules and regulations of the Securities and Exchange Commission (the “Commission”). A copy of the charter of our Audit Committee was attached as Appendix C to our Proxy Statement for our 2005 annual meeting. During 2005, our Audit Committee held four meetings.

Compensation Committee. Our Compensation Committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our Board the terms and conditions of all employee and consultant compensation and benefit plans. Our entire Board also may perform these functions with respect to our employee stock option plans. From March 23, 2005 to April 13, 2006, this committee consisted of Messrs. Stone and Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Mr. Thomas was appointed as a member and as chairman of our Compensation Committee. Our Compensation Committee operates pursuant to a charter approved by our Board and our Compensation Committee. A copy of the charter of our Compensation Committee was attached as Appendix D to our Proxy Statement for our 2005 annual meeting. During 2005, our Compensation Committee held three meetings, and on three occasions approved resolutions by unanimous written consent in lieu of a meeting.

Nominating and Governance Committee. Our Nominating and Governance Committee selects nominees for our Board. From March 23, 2005 to April 13, 2006, our Nominating and Governance Committee has consisted of Messrs. Stone and Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Mr. Kieta was appointed a member of our Nominating and Governance Committee. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the Nominating and Governance Committee through current Board members, professional search firms and other persons. In evaluating potential candidates, our Nominating and Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of our Board.

Our Nominating and Governance Committee operates pursuant to a charter approved by our Board and our Nominating and Governance Committee. A copy of the charter of our Nominating and Governance Committee was attached as Appendix E to our Proxy Statement for our 2005 annual meeting. The director nominees named in our proxy card for our 2006 annual meeting were selected by our Nominating and Governance Committee and ratified by our full Board. Our Nominating and Governance Committee does not, at this time, consider candidates for directorship recommended by our stockholders. During 2005, our Nominating and Governance Committee held one meeting, and on one occasion approved resolutions by unanimous written consent in lieu of a meeting.

During the period commencing on March 23, 2005, the closing of the Share Exchange Transaction, and ending on December 31, 2005, all directors, other than Messrs. Kieta and Thomas who were appointed as members of our Board on April 13, 2006, attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served, or that were held during the period they were directors or committee members.

Codes of Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.pacificethanol.net, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Commission.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board. Terry L. Stone, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Stone considers to be important for the directors to consider. Stockholders who wish to communicate with our Board can write to Terry L. Stone, The Board of Directors, Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711.

Policy With Regard to Board Members’ Attendance at Annual Meetings

It is our policy to invite and encourage our directors to attend our annual meetings. At the date of our 2005 annual meeting, we had seven members on our Board, three of whom, namely, Messrs. Jones, Koehler and Stone were in attendance at our 2005 annual meeting.

Compensation Committee Interlocks and Insider Participation

No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation of Directors

The Chairman of our Board receives annual compensation of $80,000. Each member of our Board, including the Chairman, receives $1,500 for each Board meeting attended, whether attended in person or telephonically. The Chairman of our Audit Committee receives an additional $3,500 per quarter. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

The following table shows for the period commencing on the closing of the Share Exchange Transaction on March 23, 2005 through December 31, 2005, compensation awarded or paid to, or earned by, our current Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 in salary during that period, or the Named Executive Officers. Mr. Siegel resigned his positions in connection with the Share Exchange Transaction that was consummated on March 23, 2005. Information for Mr. Siegel is provided for the years ended December 31, 2004 and 2003 and the period from January 1, 2005 through March 23, 2005. Mr. Turner resigned his positions on April 19, 2006.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)

Neil M. Koehler President and Chief Executive Officer	2005	154,615	(1)	300,000	—		—

Ryan W. Turner Former Chief Operating Officer and Secretary	2005	109,135	(1)	—	—		—

William G. Langley Chief Financial Officer	2005	149,375	(1)	—	—		425,000

Barry Siegel	2005	67,397	(1)	—	3,620,000	(2)	—
Former Chairman of the Board,	2004	300,000		—	—		—
President and Chief Executive Officer	2003	300,000		—	—		—

(1)
Messrs. Koehler, Turner and Langley each became executive officers, and Mr. Siegel ceased to be an executive officer, of Pacific Ethanol on March 23, 2005. Mr. Turner ceased to be an executive officer on April 19, 2006.

(2)
On March 23, 2005, we issued 400,000 shares of common stock to Mr. Siegel in connection with his execution of a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005. These shares vested immediately and were not subject to forfeiture. Mr. Siegel was eligible to receive dividends on these shares. As of December 31, 2005, Mr. Siegel held none of these shares.

Option Grants In Last Fiscal Year

The following table provides information regarding options granted in 2005 to the Named Executive Officers. We have never granted any stock appreciation rights.

Named Officer	Grant Date	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3) 5% 10%
Neil M. Koehler	—	—	—	—	—	—	—
Ryan W. Turner	—	—	—	—	—	—	—
William G. Langley	8/10/05	425,000	70.5%	$8.03	8/10/15	$942,880	$2,083,518
Barry Siegel	—	—	—	—	—	—	—

(1)	Option vested as to 20% of the shares on the date of grant and will vest as to 20% of the shares on each of the first, second, third and fourth anniversaries of the date of grant.
(2)	Based on options to purchase 602,500 shares granted to our employees during 2005.
(3)	Calculated using the potential realizable value of each grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table provides information regarding the number of shares of our common stock underlying exercisable and unexercisable in-the-money stock options held by the Named Executive Officers and the values of those options at fiscal year-end. An option is “in-the-money” if the fair market value for the underlying securities exceeds the exercise price of the option. The Named Executive Officers did not hold any stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable(1)
Neil M. Koehler	—	—	—	—
Ryan W. Turner	—	—	—	—
William G. Langley	—	—	85,000/340,000	237,150/948,600
Barry Siegel	116,667(2)	472,668	0/0	—

(1)	Based on the $10.82 closing price of our common stock on the Nasdaq National Market on December 30, 2005, the last trading day of fiscal 2005, less the exercise price of the options.
(2)	Mr. Siegel tendered 76,712 shares of our common stock in connection with a cashless exercise of this option.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2005.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding, Options, Warrants or Stock Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
1995 Plan	377,667	$5.53	822,333
2004 Plan	822,500	$7.78	1,677,500

Stock Option Plans

We currently have two stock option plans governing outstanding options: an Amended 1995 Incentive Stock Plan and a 2004 Stock Option Plan. These plans are administered by our Compensation Committee, which currently consists of Messrs. Stone and Thomas.

On July 19, 2006, our Board terminated our Amended 1995 Incentive Stock Plan, except to the extent of options to purchase up to 76,000 shares of our common stock outstanding as July 21, 2006. We will, therefore, not issue any additional options to purchase shares of our common stock under the Amended 1995 Incentive Stock Plan. On July 19, 2006, subject to the ratification and approval by our stockholders of the 2006 Plan, our Board also terminated our 2004 Stock Option Plan, except to the extent of options to purchase up to 665,000 shares of our common stock outstanding as of July 21, 2006. As of July 21, 2006, an aggregate of 1,705,500 shares remained available for grants under the 2004 Stock Option Plan, but we will not issue any additional options to purchase shares of our common stock under this plan following the ratification and approval by our stockholders of our 2006 Stock Incentive Plan.

The 2004 Stock Option Plan authorizes the issuance of ISOs and NQOs to our officers, directors or key employees or to consultants that do business with Pacific Ethanol for up to an aggregate of 2,500,000 shares of common stock. Our Board’s adoption of the 2004 Stock Option Plan was ratified by our stockholders at our 2004 annual meeting of stockholders that was initially convened on December 28, 2004, adjourned to February 1, 2004 and further adjourned to and completed on February 28, 2005. The 2004 Stock Option Plan was amended on January 24, 2006 and further amended on April 12, 2006.

The following is a description of some of the key terms of the 2004 Stock Option Plan.

Shares Subject to the 2004 Stock Option Plan

A total of 2,500,000 shares of our common stock are authorized for issuance under the 2004 Stock Option Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2004 Stock Option Plan.

Administration

It is the intent of the 2004 Stock Option Plan that it be administered in a manner such that option grants and exercises would be “exempt” under Rule 16b-3 of the Exchange Act. The Compensation Committee is empowered to select those eligible persons to whom options shall be granted under the 2004 Stock Option Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2004 Stock Option Plan. The Compensation Committee has sole discretion to interpret and administer the 2004 Stock Option Plan, and its decisions regarding the 2004 Stock Option Plan are final, except that our Board can act in place of the Compensation Committee as the administrator of the 2004 Stock Option Plan at any time or from time to time, in its discretion.

Option Terms

ISOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 100% of the fair market value of a share of common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Pacific Ethanol on the date of grant, the exercise price may be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date the NQO is granted.

Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock, a combination of cash and shares of our common stock, through net exercise or a combination of cash and net exercise.

Amendment and Termination

The 2004 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board. However, our Board may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2004 Stock Option Plan, materially increase the benefits to optionees under the 2004 Stock Option Plan, materially modify the requirements as to eligibility to participate in the 2004 Stock Option Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2004 Stock Option Plan after November 4, 2014.

Federal Income Tax Consequences

NQOs. Holders of NQOs do not realize income as a result of a grant or vesting of an option in the event that the stock option is granted at an exercise price at or above the fair market value of the underlying shares of our stock on the date of grant, but realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an NQO.

In the event of the grant of an NQO with a per share exercise price that is less than the fair market value per share of our underlying common stock on the date of grant, the grant is treated as deferred compensation. Except in certain limited circumstances, such a grant results in ordinary income, to the same extent applicable to an option grant with an exercise price at or above fair market value, realized by the optionee at vesting of the option, as opposed to upon its exercise, plus as an additional tax of 20% payable by the optionee.

In the case of an optionee subject to the “short-swing” profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

ISOs. Holders of ISOs will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an “item of tax preference” for purposes of computing the optionee’s alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no “item of tax preference” arising from the option exercise.

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board, one of the possible effects of the 2004 Stock Option Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Pacific Ethanol. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol. In the opinion of our Board, this acceleration provision merely ensures that optionees under the 2004 Stock Option Plan will be able to exercise their options as intended by our Board and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. However, our Board is presently unaware of any threat of hostile takeover involving Pacific Ethanol.

Long-Term Incentive Plan Awards

In 2005, no awards were given to the Named Executive Officers under long-term incentive plans.

Report on Repricing of Options and SARs

No adjustments to or amendments of the exercise price of stock options or stock appreciation rights previously awarded to the Named Executive Officers occurred in 2005.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Executive Employment Agreements dated March 23, 2005 with each of Neil M. Koehler and Ryan W. Turner

On April 19, 2006, Ryan W. Turner resigned from all positions with Pacific Ethanol and all of its direct and indirect subsidiaries, including as Chief Operating Officer and Secretary of Pacific Ethanol. Mr. Turner’s Executive Employment Agreement, described below as of December 31, 2005, the end of our most recently-completed fiscal year, was terminated on that date.

The Executive Employment Agreement with Neil M. Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreement with Ryan W. Turner provided for a one-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provided written notice to the other at least 90 days prior to the expiration of the then-current term.

Mr. Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the Board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

Mr. Turner was initially to receive a base salary of $125,000 per year and was entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the Board on an annual basis. Effective as of October 1, 2005, our Compensation Committee increased Mr. Turner’s base salary to $175,000 per year.

We are also required to provide an office and administrative support to each of Messrs. Koehler and Turner and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

Each of Messrs. Koehler and Turner are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, including expenditures for entertainment, gifts and travel. Upon termination or resignation for “good reason,” the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, we may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

The term “for good reason” is defined in each of the Executive Employment Agreements as (i) a general assignment by us for the benefit of creditors or filing by us of a voluntary bankruptcy petition or the filing against us of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee’s titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Executive Employment Agreement.

The term “for cause” is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of Pacific Ethanol funds or other material assets, or any other act of dishonesty injurious to Pacific Ethanol committed by the employee; or (ii) the employee’s conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession our Board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of Pacific Ethanol; or (iv) the employee’s breach, nonperformance or nonobservance of any of the terms of his Executive Employment Agreement with us, including but not limited to the employee’s failure to adequately perform his duties or comply with the reasonable directions of our Board. However, we may not terminate the employee unless our Board first provides the employee with a written memorandum describing in detail how his performance is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by our Board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of our Board (or our entire Board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and our Board’s determination shall be final.

A “change in control” of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing 51% or more of the combined voting power of Pacific Ethanol, (ii) there is a merger (other than a reincorporation merger) or consolidation in which Pacific Ethanol does not survive as an independent company, or (iii) the business of Pacific Ethanol is disposed of pursuant to a sale of assets.

Executive Employment Agreement dated August 10, 2005 with William G. Langley

The Executive Employment Agreement with William G. Langley provides for a four-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Langley’s Executive Employment Agreement are substantially the same as those contained in Mr. Turner’s Executive Employment Agreement, except that Mr. Langley is entitled to six months of severance pay during the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Commission. These officers, directors and stockholders are required by the Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2005 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that, during 2005, except as set forth below, all Section 16(a) filing requirements applicable to our reporting persons were met.

The following individuals did not timely file the following numbers of Forms 4 to report the following numbers of transactions: John Pimentel — 1 report, 1 transaction; William L. Jones — 2 reports, 2 transactions; Terry L. Stone — 1 report, 1 transaction; Kenneth J. Friedman — 1 report, 1 transaction; Frank P. Greinke — 1 report, 1 transaction; John L. Prince — 1 report, 1 transaction; Charles W. Bader — 1 report, 1 transaction; William G. Langley — 1 report, 1 transaction; Barry Siegel — 7 reports, 31 transactions; Philip Kart — 8 reports, 36 transactions.

The following individuals did not timely file Forms 3 upon becoming directors or executive officers of Pacific Ethanol: William L. Jones, John L. Prince, Charles W. Bader and William G. Langley.

We believe that each of the foregoing persons have prepared and filed all required Forms 3 and 4 to report their respective transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between Accessity and its Related Parties prior to the Share Exchange Transaction

We were a party to an Employment Agreement with Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date was extended to December 31, 2007. Mr. Siegel’s annual salary was $300,000, and was granted stock options, under our Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount we could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of one of our divisions, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of our common stock. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Siegel, Mr. Siegel’s Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

We were a party to an Employment Agreement with Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart’s annual salary was $155,000 per annum and he was granted stock options, under our Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart’s relocation to our former headquarters in Florida, which occurred in early 2003. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Kart, Mr. Kart’s Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

Under an agreement with our formerly wholly-owned subsidiary, Sentaur Corp., we were party to an employment agreement with Steven DeLisi that commenced on September 3, 2002 and expired on December 31, 2004. Mr. DeLisi’s annual salary was $175,000 per annum and he was granted stock options under our 1995 Incentive Stock Option Plan to purchase up to 50,000 shares of our common stock. Mr. DeLisi also participated in a bonus program that provided a bonus of 50% of his salary upon the achievement of $25,000 in profits for three consecutive months. During the first twelve months of his employment, Mr. DeLisi received an interim bonus of $5,000 for each signed customer contract.

In May 2002, we signed a five and a half year lease to occupy a 7,300 square foot building in Coral Springs, Florida. We terminated this lease on January 14, 2005, and the building was sold, concurrently, by the landlord. This property was owned and operated by B&B Lakeview Realty Corp., one shareholder of which, Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, another shareholder of which, Kenneth J. Friedman, was formerly a member of our Board and another shareholder of which, Barry Spiegel, was formerly a member of our Board. The terms of the lease required net rentals increasing in annual amounts from $127,000 to $168,000 plus real estate taxes, insurance and other operating expenses. The lease period commenced in October 2002 and was to terminate five years and six months thereafter. We and the landlord each expended approximately $140,000 to complete the interior space. In addition, during July 2002, we pledged $300,000 in an interest bearing account initially as a certificate of deposit, with a Florida bank (the mortgage lender to B&B Lakeview Realty Corp.) as security for our future rental commitments for the benefit of the landlord’s mortgage lender. The certificate of deposit was to decline in $100,000 increments on the 36th month, 48th month, and 60th month, as the balance of the rent commitment declined. These funds, along with unpaid and earned interest, were returned to us in January 2005 upon the consummation of the sale of the building. We also had a security deposit of $22,000 held by the related party which was also repaid at that time. At our request, the Landlord agreed to sell the building and permit us to terminate this lease early, in exchange for our reimbursing the Landlord for the prepayment penalty that the Landlord incurred due to the early pay off of its mortgage loan. These fees paid to the Landlord equaled far less than our liabilities pursuant to the lease. During 2004, we paid B&B Lakeview Realty rent payments of $145,000. Operating expenses, insurance and taxes, as required by the lease, were generally paid directly to the providers by us.

In December 2004, we sold certain fully depreciated personal property assets, which we anticipated would be transferred to Mr. Siegel upon consummation of the Share Exchange Transaction. The proceeds, equal to approximately $14,000, were advanced to Mr. Siegel in anticipation of the transaction being completed. Upon learning that this advance was prohibited under Section 402 of the Sarbanes-Oxley Act of 2002, Mr. Siegel repaid the advance in February 2005.

Transactions between our Now-Wholly-Owned Subsidiaries and their Related Parties prior to the Share Exchange Transaction

Please note that the Certain Relationships and Related Transactions set forth below are with regard to PEI California, Kinergy and ReEnergy, which became our wholly-owned subsidiaries in connection with the Share Exchange Transaction.

Transactions between PEI California and its Related Parties

Neil M. Koehler, our President and Chief Executive Officer and a director is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

Thomas D. Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property had been purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife would have realized a gain on sale of approximately $178,600. The option expired on December 15, 2005 without being exercised.

PEI California entered into a consulting agreement with Ryan W. Turner, our Chief Operating Officer and Secretary, and a former director, for consulting services at $6,000 per month. During 2005 and 2004, PEI California paid Mr. Turner a total of $21,000 and $72,000, respectively, pursuant to the consulting contract. This consulting agreement was terminated in connection with Mr. Turner’s entry into an Executive Employment Agreement with us as described above under “Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, one of our directors and a director of PEI California, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including Pacific Ethanol.

In March 2005, Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, entered into a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

Immediately prior to the closing of the Share Exchange Transaction, William L. Jones sold 200,000 shares of common stock of PEI California to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction.

Immediately prior to the closing of the Share Exchange Transaction, William L. Jones sold 300,000 shares of common stock of PEI California to Neil M. Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

Immediately prior to the closing of the Share Exchange Transaction, William L. Jones sold 100,000 shares of common stock of PEI California to Thomas D. Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

Transactions between Kinergy and its Related Parties

Neil M. Koehler, our President and Chief Executive Officer and one of our directors, is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

Neil M. Koehler is the brother of Thomas D. Koehler, our Vice President, Public Policy and Markets. Thomas D. Koehler was a limited liability company member of ReEnergy.

One of Kinergy’s larger customers, Southern Counties Oil Co., doing business at SC Fuels, was a principal shareholder of PEI California and is one of our former stockholders. Frank P. Greinke, the Chief Executive Officer of the corporate general partner of Southern Counties Oil Co., is one of our directors and was a director of PEI California. During the years ended December 31, 2005 and 2004, Southern Counties Oil Co. accounted for approximately 10% and 13%, respectively, of the total net sales of Kinergy.

Transactions between ReEnergy and its Related Parties

Thomas D. Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property had been purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife would have realized a gain on sale of approximately $178,600. The option expired on December 15, 2005 without being exercised.

Transactions between us and our Related Parties at the time of or after the Share Exchange Transaction

On March 23, 2005, we issued to Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, 200,000 shares of common stock in consideration of Mr. Kart’s obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

On March 23, 2005, we issued to Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, 400,000 shares of common stock in consideration of Mr. Siegel’s obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction. We also transferred DriverShield CRM Corp., one of our wholly-owned subsidiaries, to Mr. Siegel in connection with this transaction. In addition we sold Sentaur Corp., another of our wholly-owned subsidiaries, to Mr. Siegel for the cash sum of $5,000.

On March 23, 2005, in connection with the Share Exchange Transaction, we entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil M. Koehler, Thomas D. Koehler, William L. Jones and Ryan W. Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in our favor prohibiting each of the foregoing persons, each of whom is a stockholder and our officers and/or directors, from disclosure or use of our confidential information. The agreement also provides that each of the foregoing persons is prohibited from competing with us for a period of five years; however, Neil M. Koehler’s agreement provides that he is prohibited from competing with us for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting our customers, employees or consultants and are further prohibited from making disparaging comments regarding us, our officers or directors, or our other personnel, products or services.

On March 23, 2005, in connection with the Share Exchange Transaction, we became the sole owner of the membership interests of Kinergy. Neil M. Koehler, our President and Chief Executive Officer and one of our directors and principal stockholders was formerly the sole owner of the membership interests of Kinergy and personally guaranteed certain obligations of Kinergy to Comerica Bank. As part of the consummation of the Share Exchange Transaction, we executed a Letter Agreement dated March 23, 2005 with Mr. Koehler that provides that we will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by us as guarantor under such financing agreements, we will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) our failure to pay our indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of our duties to indemnify and defend as set forth above.

On July 26, 2005, we issued options to purchase up to 50,000 shares of our common stock to William L. Jones, options to purchase up to 20,000 shares of our common stock to Terry L. Stone, options to purchase up to 15,000 shares of our common stock to Frank P. Greinke, options to purchase up to 15,000 shares of our common stock to John Pimentel, who was then a current director and is now a former director, and options to purchase up to 15,000 shares of our common stock to Ken Freidman, who was then a current director and is now a former director. The options have an exercise price of $8.25 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

On July 28, 2005, we issued options to purchase up to 15,000 shares of our common stock to Charles W. Bader, who was then a current director and is now a former director, and options to purchase up to 15,000 shares of our common stock to John L. Prince, a director. The options have an exercise price of $8.30 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

On August 10, 2005, we issued options to purchase up to 425,000 shares of our common stock to William G. Langley, our Chief Financial Officer. The options have an exercise price of $8.03 per share, which represents the closing price of a share of our common stock on the date immediately preceding the date of grant. The options have a term of 10-years. The options vested immediately as to 85,000 shares and vest as to an additional 85,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

On September 19, 2005, we issued 3,000 shares of common stock to Kenneth J. Friedman, who was then a current director and is now a former director, upon exercise of outstanding options with an exercise price of approximately $5.63 per share for total gross proceeds of approximately $16,875.

On November 3, 2005, William L. Jones, our Chairman, executed a Continuing Guaranty in favor of W.M. Lyles Co. Under the Guaranty, Mr. Jones guarantees to W.M. Lyles Co. the payment obligations of PEI California under a certain Letter Agreement between PEI California and W.M. Lyles Co. The Letter Agreement relates to a Phase 2 Design-Build Agreement between PEI Madera and W.M. Lyles Co. relating to the construction of our ethanol production facility in Madera County. The Letter Agreement provides that, if W.M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable to Delta-T Corporation, the engineer for the ethanol production facility in Madera County, or if W.M. Lyles Co. pays liquidated damages to PEI Madera under the Phase 2 Design-Build Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W.M. Lyles Co. for such liquidated damages. However, PEI California is not responsible for the first $2.0 million of reimbursement. In addition, in the event that W.M. Lyles Co. recovers amounts from Delta-T Corporation for such defect or delay, then W.M. Lyles Co. is to not seek reimbursement from PEI California. The aggregate reimbursement obligations of PEI California under the Letter Agreement are not to exceed $8.1 million. Under the Guaranty, W.M. Lyles Co. is to seek payment on a pro rata basis from Mr. Jones and Neil M. Koehler (as described below), but in the event that Mr. Koehler fails to make payment, then Mr. Jones is responsible for any shortfall. However, the full extent of Mr. Jones’ liability under his Guaranty, including for any shortfall for non-payment by Mr. Koehler, is limited to $4.0 million plus any attorneys’ fees, costs and expenses.

On November 3, 2005, Neil M. Koehler, a director and our President and Chief Executive Officer, executed a Continuing Guaranty in favor of W.M. Lyles Co. Under the Guaranty, Mr. Koehler guarantees to W.M. Lyles Co. the payment obligations of PEI California under the Letter Agreement described above. Under the Guaranty, W.M. Lyles Co. is to seek payment on a pro rata basis from William L. Jones (as described above) and Mr. Koehler, but in the event that Mr. Jones fails to make payment, then Mr. Koehler is responsible for any shortfall. However, the full extent of Mr. Koehler’s liability under his Guaranty, including for any shortfall for non-payment by Mr. Jones, is limited to $4.0 million plus any attorneys’ fees, costs and expenses.

On November 10, 2005, we set the compensation and expense reimbursement policies for non-employee members of our Board, which policies were made retroactive to May 18, 2005. The Chairman of our Board receives annual compensation of $80,000. Each member of our Board, including the Chairman, receives $1,500 for each Board meeting attended, whether attended in person or telephonically. The Chairman of our Audit Committee receives an additional $3,500 per quarter. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees.

On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom at the time was a stockholder and one of our directors and/or executive officers, or the Stockholders, and us, entered into a Voting Agreement, or the Voting Agreement, with Cascade (other than Mr. Friedman who was then a current director and is now a former director). The Stockholders collectively hold an aggregate of approximately 9.2 million shares of our common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of our common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of Cascade’s purchase of 5,250,000 shares of our Series A Preferred Stock for an aggregate purchase price of $84.0 million. In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler, a director and our President and Chief Executive Officer, to act as such Stockholder’s proxy and attorney-in-fact to vote or execute a written consent in favor of the sale of the preferred stock. The Voting Agreement is effective until the earlier of the approval of the sale of the preferred stock by our stockholders or the termination of the purchase agreement under which the preferred stock is to be sold in accordance with its terms.

On April 13, 2006 Robert P. Thomas was appointed to our Board. Mr. Thomas has held various positions and is currently a portfolio manager with the William H. Gates III investment group which oversees Mr. Gates’ personal investments through Cascade Investment, L.L.C. and the investment assets of the Bill and Melinda Gates Foundation. Immediately preceding his appointment as a director of Pacific Ethanol, we issued 5,250,000 shares of our Series A Preferred Stock to Cascade Investment, L.L.C.

On June 26, 2006, we entered into executive employment agreements with each of John T. Miller, our Chief Operating Officer, and Christopher W. Wright, our Vice President, General Counsel and Secretary, providing for annual base salaries of $185,000 each. In addition, each of Messrs. Miller and Wright are to be issued 54,000 shares of our common stock pursuant to a restricted stock or restricted stock unit award under an incentive plan to be instituted by us that will vest as to 13,500 shares immediately and as to an additional 10,125 shares on each of the first, second, third and fourth anniversaries of the initial grant. Except as otherwise provided above, our executive employment agreements with Messrs. Miller and Wright are substantially the same as those entered into by us and William G. Langley, our Chief Financial Officers, as described above under the heading “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings “Compensation of Executive Officers,” “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” and “Compensation of Directors.”

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 21, 2006, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our current executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 37,223,236 shares of common stock outstanding as of the date of the table.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
William L. Jones	Common	2,145,000	(2)	5.75%
Neil M. Koehler	Common	3,588,139		9.64%
John T. Miller.	Common	—		—
William G. Langley	Common	85,000	(3)	*
Christopher W. Wright	Common	—		—
Frank P. Greinke	Common	115,000	(4)	*
Douglas L. Kieta	Common	—		—
John L. Prince	Common	15,000	(3)	*
Terry L. Stone	Common	20,000	(3)	*
Robert P. Thomas	Common	—		—
Cascade Investment, L.L.C.	Common	10,500,000	(5)	22.00%
	Series A Preferred	5,250,000	(5)	100.00%
All executive officers and directors as a group (10 persons)	Common	5,968,139	(6)	15.95%

*	Less than 1.00%
(1)
Messrs. Jones, Koehler, Greinke, Kieta, Prince, Stone and Thomas are directors of Pacific Ethanol. Messrs. Koehler, Miller, Langley and Wright are executive officers of Pacific Ethanol. The address of each of these persons, unless otherwise indicated below, is c/o Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711.

(2)	Includes 50,000 shares of common stock underlying options issued to Mr. Jones and 2,095,000 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property.
(3)	Represents shares of common stock underlying options.
(4)
Includes 15,000 shares of common stock underlying options issued to Mr. Greinke and 100,000 shares of common stock held by the Greinke Personal Living Trust. Mr. Greinke is a trustee of the Greinke Personal Living Trust. Mr. Greinke has sole voting and sole investment power over the shares held by the trust.

(5)
Amount of common stock represents shares of common stock underlying our Series A Preferred Stock. All Series A Preferred Stock held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade. The address for Cascade Investment, L.L.C is 2365 Carillon Point, Kirkland, Washington 98033.

(6)	Includes 185,000 shares of common stock underlying options.

Audit Committee Report

Our Audit Committee discussed with our independent auditors all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” Prior to the inclusion and filing with the Commission of the consolidated audited financial statements in our accompanying annual report on Form 10-KSB for the year ended December 31, 2005, the Audit Committee discussed with management and reviewed our consolidated audited financial statements. In addition, our Board obtained from our independent auditors a formal written statement indicating that no relationships existed between the auditors and Pacific Ethanol that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” discerned from discussions with the auditors that no relationships exist that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. Prior to the filing of the Form 10-KSB with the Commission, and based on the review and discussions referenced above, the Audit Committee recommended to our Board that the audited financial statements be included in the Form 10-KSB for the year ended December 31, 2005.

Respectfully submitted,

Audit Committee
Terry L. Stone
John L. Prince
Robert P. Thomas

Change in Independent Public Accountants

On March 24, 2005, we dismissed Nussbaum Yates & Wolpow, P.C. as our independent registered public accountant. On March 24, 2005, we engaged Hein & Associates LLP as our new independent registered public accountant. The reports of Nussbaum Yates & Wolpow, P.C. on Accessity’s financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change our independent registered public accountant was authorized and approved by our Audit Committee.

In connection with the audit of the financial statements of Accessity as of and for the years ended December 31, 2004 and 2003 and during the interim period through March 24, 2005, the date of dismissal, Accessity had no disagreement with Nussbaum Yates & Wolpow, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nussbaum Yates & Wolpow, P.C., would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act.
We had not consulted with Hein & Associates LLP in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K under the Securities Act.

Principal Accountant Fees and Services

We do not anticipate that a representative of Hein & Associates LLP, our independent registered public accountants for 2005, will be present at our 2006 annual meeting. We do not expect that a representative of Nussbaum Yates & Wolpow, P.C., our independent registered public accountants for 2004, will be present at our 2006 annual meeting.

The following table presents fees for professional audit services rendered by Hein & Associates LLP for the year ended December 31, 2005 and Nussbaum Yates & Wolpow, P.C. for the year ended December  31, 2004.

	2005	2004
Audit Fees	$395,189	$67,500
Audit-Related Fees	98,938	—
Tax Fees	6,296	—
All Other Fees	—	40,726
Total	$500,423	$108,226

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Forms 10-KSB, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Forms 10-QSB and our Registration Statement on Form S-1, including amendments thereto.

Audit-Related Fees. Consist of amounts billed for professional services performed in connection with mergers and acquisitions.

Tax Fees. Consists of amounts billed for professional services rendered for tax return preparation, tax planning and tax advice.

All Other Fees. Consists of amounts billed for services other than those noted above. In 2004, these services were primarily related to assistance and review of our Proxy Statement that was filed with the Commission in the fourth quarter of 2004 and matters related to the review of the Share Exchange Agreement in connection with the Share Exchange Transaction that ultimately occurred in March 2005. In 2005, these services were primarily related to document review.

Our Audit Committee has determined that all non-audit services provided by Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s audit independence.

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by Pacific Ethanol after the beginning of the fiscal year are submitted to the Audit Committee chairman for pre-approval prior to engaging the independent auditor for such services. Such interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification. During 2005, all services performed by Hein & Associates LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Commission regulations.

RATIFICATION AND APPROVAL OF ADOPTION OF
2006 STOCK INCENTIVE PLAN
(Proposal 2)

On July 19, 2006, our Board adopted the 2006 Stock Incentive Plan (the “2006 Plan”), subject to stockholder approval. The 2006 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in such service and render superior performance during such service. The 2006 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

On July 19, 2006, our Board terminated our Amended 1995 Incentive Stock Plan, except to the extent of options to purchase up to 76,000 shares of our common stock outstanding as of that date. We will, therefore, not issue any additional options to purchase shares of our common stock under the Amended 1995 Incentive Stock Plan. On July 19, 2006, subject to ratification and approval by our stockholders of the 2006 Plan, our Board also terminated our 2004 Stock Option Plan, except to the extent of options to purchase up to 665,000 shares of our common stock outstanding as of that date. We will, therefore, not issue any additional options to purchase shares of our common stock under the 2004 Stock Option Plan upon the ratification and approval by our stockholders of the 2006 Plan.

Administration

The Compensation Committee of our Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards (“equity awards”) made to executive officers and non-employee Board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, the Board may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

The term “plan administrator,” as used in this summary, means the Compensation Committee or the Board, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2006 Plan.

Share Reserve

Initially, 2,000,000 shares of common stock are authorized for issuance under the 2006 Plan. No equity awards have been or will be issued under the 2006 Plan unless and until stockholder approval of the 2006 Plan is obtained on or before July 19, 2007.

No participant in the 2006 Plan may be granted equity awards for more than 250,000 shares of common stock per calendar year. Stockholder approval of this proposal will also constitute approval of the 250,000 share limitation for purposes of Internal Revenue Code Section 162(m). This share-limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2006 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2006 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2006 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2006 Plan, will be added back to the number of shares reserved for issuance under the 2006 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2006 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2006 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2006 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2006 Plan will be reduced only by the net number of shares issued pursuant to that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2006 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

As soon as practicable following stockholder approval of the 2006 Plan, we intend to register the issuance of our securities under the 2006 Plan on Form S-8 under the Securities Act.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2006 Plan could be registered on Form S-8, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

As of July 21, 2006, four executive officers, twenty-nine other employees, six non-employee members of our Board and an indeterminate number of consultants and advisors were eligible to participate in the 2006 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 2006 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the Nasdaq Global Market on that date, as the price is reported by the National Association of Securities Dealers. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists. On July 21, 2006 the fair market value determined on that basis was $19.25 per share.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 85% or 100% of the fair market value of a share on the grant date in the case of non-statutory or incentive options, respectively. No granted option will have a term in excess of ten years. Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part. Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•
Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

•
Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•
Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our Board as a result of one or more contested elections for Board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Delaware General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration. If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms. Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i) any person (as that term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii) there is a merger, consolidation, or other business combination transaction of us with or into an other corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii) all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain stockholder rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2006 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2006 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2006 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2006 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

•
Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

•
Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

•
Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our Board may suspend or terminate the 2006 Plan at any time. Our Board may amend or modify the 2006 Plan, subject to any required stockholder approval. Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2006 Plan, materially expands the class of individuals eligible to receive equity awards under the 2006 Plan, materially increases the benefits accruing to optionees and other participants under the 2006 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Plan, materially extends the term of the 2006 Plan, expands the types of awards available for issuance under the 2006 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our Board, the 2006 Plan will terminate on the earliest to occur of: July 19, 2007, if stockholder approval of the 2006 Plan has not yet been obtained; July 19, 2016; the date on which all shares available for issuance under the 2006 Plan have been issued as fully-vested shares; and the termination of all outstanding equity awards in connection with certain changes in control or ownership. If the 2006 Plan terminates on July 19, 2006, then all equity awards outstanding at that time will continue to have force and effect in accordance with the provisions of the documents evidencing those awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2006 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2006 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances. Stock granted under the 2006 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Section 83(b).

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we are required to recognize all share-based payments, including grants of stock options, restricted stock units and employee stock purchase rights, in our financial statements effective January 1, 2006. Accordingly, stock options that are granted to our employees and non-employee Board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will have to be charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on January 1, 2006, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2006 Plan, we will be required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. This accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, the charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

New Plan Benefits

Because awards under the 2006 Plan are discretionary and no specific awards have been approved by the plan administrator, no awards under the 2006 Plan are determinable at this time; provided, that, under their executive employment agreements, each of John T. Miller, our Chief Operating Officer, and Christopher W. Wright, our Vice President, General Counsel and Secretary are to be issued 54,000 shares of our common stock pursuant to a restricted stock or restricted stock unit award under an incentive plan to be instituted by us that will vest as to 13,500 shares immediately and as to an additional 10,125 shares on each of the first, second, third and fourth anniversaries of the initial grant. We expect that these awards will be issued under the 2006 Plan once it is approved by our stockholders.

Other Arrangements Not Subject to Stockholder Action

Information regarding our other equity compensation plan arrangements that existed as of the end of 2005 is included in this Proxy Statement under the heading “Equity Compensation Plan Information” and “Stock Option Plans.”

Interests of Related Parties

The 2006 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2006 Plan. However, if this proposal is not approved by our stockholders, then no awards will be made under the 2006 Plan unless stockholder approval is otherwise obtained by July 19, 2007.

As discussed above, if stockholders approve this proposal, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2006 Plan that would otherwise be disallowed under Section 162(m) of the Internal Revenue Code.

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board, one of the possible effects of the 2006 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Pacific Ethanol. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol. In the opinion of our Board, this acceleration provision merely ensures that optionees under the 2006 Plan will be able to exercise their options or obtain their incentive compensation as intended by our Board and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our Board is, however, presently unaware of any threat of hostile takeover involving Pacific Ethanol.

Required Vote of Stockholders and Board Recommendation

Nasdaq Market Place Rule 4350(i)(1)(A) generally requires us to obtain stockholder approval of compensation plans pursuant to which our stock may be acquired by officers, directors, employees or consultants. The ratification and approval of the adoption of the 2006 Plan requires the affirmative votes of a majority of the votes of the shares of our common stock and Series A Preferred Stock, voting together as a single class, present at the 2006 annual meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF THE ADOPTION OF THE 2006 PLAN.

RATIFICATION OF SELECTION AND APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal 3)

Our Board has selected and appointed the independent registered public accounting firm of Hein & Associates LLP to audit and comment on our financial statements for the year ending December 31, 2006, and to conduct whatever audit functions are deemed necessary. Hein & Associates LLP audited our financial statements for the year ended December 31, 2005 that were included in our most recent annual report on Form 10-KSB.

Required Vote of Stockholders and Board Recommendation

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accountants. The ratification of the selection and appointment of our independent registered public accountants requires the affirmative votes of a majority of the votes of the shares of our common stock and Series A Preferred Stock, voting together as a single class, present at the 2006 annual meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION AND APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS

Our Board knows of no other matters to be brought before the 2006 annual meeting. However, if other matters should come before the 2006 annual meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this Proxy Statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our corporate Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, a stockholder’s notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

•
In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders. However, if the date of the meeting has changed more than 30 days from the date of the prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year’s meeting. For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce.

•	In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, Proxy Statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common stock trades on The Nasdaq Global Market under the symbol “PEIX.”

ANNUAL REPORT

A copy of our annual report for the year ended December 31, 2005 accompanies this Proxy Statement. The annual report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials.

Copies of our annual report on Form 10-KSB (without exhibits) for the year ended December 31, 2005 will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711, Attention: Investor Relations, telephone (559) 435-1771. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our annual report, can be found free of charge on the website of Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

PACIFIC ETHANOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Ethanol, Inc. (the “Company”) hereby constitutes and appoints Neil M. Koehler, with the power to appoint his substitute, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2006 annual meeting of stockholders of the Company to be held at 9:00 a.m., local time, on September 7, 2006 at Pardini’s located at 2257 W. Shaw Avenue , Fresno, California 93711 and at any adjournment or adjournments thereof, upon the below proposals. The Company’s Board of Directors recommends a vote “FOR” each of the following proposals:

1. To elect seven directors to the Company’s Board of Directors as follows:

☐ FOR all nominees listed below, except                   ☐ WITHHOLD AUTHORITY to
     as marked to the contrary below                                   vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list provided below.)

William L. Jones
Neil M. Koehler
Frank P. Greinke
Douglas L. Kieta
John L. Prince
Terry L. Stone
Robert P. Thomas

2.	To ratify and approve the adoption of our 2006 Stock Incentive Plan.

☐ FOR approval  ☐ AGAINST approval  ☐ ABSTAIN

3.	To consider and vote upon a proposal to ratify the appointment of Hein & Associates LLP as independent registered public accountants of the Company for the year ending December 31, 2006.

☐ FOR approval  ☐ AGAINST approval  ☐ ABSTAIN

4.	To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:_______________________________

______________________________________
(Signature of Stockholder(s))

______________________________________
(Print Name(s) Here)

☐ PLEASE CHECK IF YOU ARE PLANNING
     TO ATTEND THE 2006 ANNUAL MEETING.

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APPENDIX A
PACIFIC ETHANOL, INC.
2006 STOCK INCENTIVE PLAN

ARTICLE ONE
GENERAL PROVISIONS

I.	Purpose of the Plan.

This 2006 Stock Incentive Plan is intended to promote the interests of Pacific Ethanol, Inc. by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in the Corporation as an incentive for them to remain in such service and render superior performance during such service. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

II.	Structure of the Plan.

A.The Plan is divided into two equity-based incentive programs:

•
the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock; and

•
the Stock Issuance Program, under which eligible persons may be issued shares of Common Stock pursuant to restricted stock or restricted stock unit awards or other stock-based awards, made by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or under which shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	Administration of the Plan.

A. The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs, provided, however, that the Board may retain, reassume or exercise from time to time the power to administer those programs with respect to all persons. However, any discretionary Awards to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

B.  The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any Award thereunder.

C. Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.

IV.	Eligibility.

A.The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i) Employees;

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary; and

(iii) Consultants.

B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable and the maximum term for which the Award is to remain outstanding, and (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting schedule (if any) applicable to the shares subject to such Award, and the cash consideration (if any) payable for such shares.

C. The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

V.	Stock Subject to the Plan.

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to any additional shares authorized by the vote of the Board and approved by the stockholders, as of July 19, 2006, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,000,000 shares. Any or all of the shares of Common Stock reserved for issuance under the Plan shall be authorized for issuance pursuant to Incentive Options or other Awards.

B.  No one person participating in the Plan may be granted Awards for more than 250,000 shares of Common Stock in the aggregate per calendar year.

C.  Shares of Common Stock subject to outstanding Awards under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards or (ii) the Awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock, the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Award under the Plan, the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued with respect to that Award.

D.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM

I.	Option Terms.

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.  Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the following forms that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes; or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.   Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the option grant date.

C.   Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or as otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.   Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.    Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)     Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)    Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii)   Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	Incentive Options.

The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III.	Stock Appreciation Rights.

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) standalone stock appreciation rights (“Standalone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten years after the date of the option grant.

D. Standalone Rights. The following terms and conditions shall govern the grant and exercise of Standalone Rights under this Article Two:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Standalone Right not tied to any underlying option under this Discretionary Grant Program. The Standalone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Standalone Right have a maximum term in excess of ten years measured from the grant date. Upon exercise of the Standalone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2. The number of shares of Common Stock underlying each Standalone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Standalone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

3. Standalone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members, to the extent such assignment is in connection with the holder’s estate plan or pursuant to a domestic relations order covering the Standalone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Standalone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4. The distribution with respect to an exercised Standalone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5. The holder of a Standalone Right shall have no stockholder rights with respect to the shares subject to the Standalone Right unless and until such person shall have exercised the Standalone Right and become a holder of record of shares of Common Stock issued upon the exercise of such Standalone Right.

E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

2. Upon the occurrence of a Hostile Take-Over, the Section 16 Insider shall have the unconditional right (exercisable for a 30-day period following such Hostile Take-Over) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five days following the option surrender date.

3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

F. Post-Service Exercise. The provisions governing the exercise of Tandem, Standalone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service or the recipient’s death shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

G. Net Counting. Upon the exercise of any Tandem, Standalone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Standalone or Limited Right is exercised.

IV.	Change in Control/ Hostile Take-Over.

A. No Award outstanding under the Discretionary Grant Program at the time of a Change in Control shall vest and become exercisable on an accelerated basis if and to the extent that: (i) such Award is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such Award is replaced with a cash retention program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of Common Stock as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, each Award outstanding under the Discretionary Grant Program at the time of the Change in Control but not otherwise vested and exercisable as to all the shares at the time subject to that Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock.

B. All outstanding repurchase rights under the Discretionary Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. In the event outstanding Standalone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Standalone Right shall be adjusted immediately after such Change in Control to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the base price per share in effect under each outstanding Standalone Right, provided the aggregate base price shall remain the same, (iii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control or a Hostile Take-Over, vest and become exercisable as to all the shares at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed or otherwise continued in full force and effect pursuant to the express terms of such transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate at the time of such Change in Control or consummation of such Hostile Take-Over and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control or consummation of such Hostile Take-Over.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall immediately vest and become exercisable as to all of the shares at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control or a Hostile Take-Over in which those Awards do not otherwise vest on an accelerated basis. Any Awards so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

H. Awards outstanding under the Discretionary Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.	Exchange/ Repricing Programs.

A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with or, if the affected holder is not a Section 16 Insider, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to a price not less than the then current Fair Market Value per share of Common Stock or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.	Stock Issuance Terms.

A. Issuances. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

B. Issue Price.

1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid form of consideration permissible under the Delaware Corporations Code at the time such shares are issued.

C. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units that entitle the recipients to receive the shares underlying those awards and/or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Plan Administrator may, at the time the Awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions thereof or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or restricted stock award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or restricted stock awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then except as set forth in Section I.C.6 of this Article Three, those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same amount and form of consideration as the Participant paid for the surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

7. Outstanding restricted stock awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding restricted stock awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

II.	Change in Control/ Hostile Take-Over.

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. Each outstanding Award under the Stock Issuance Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Common Stock subject to the Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. If any such Award is not so assumed or otherwise continued in effect or replaced with a cash retention program which preserves the Fair Market Value of the shares underlying the Award at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the vesting schedule in effect for the Award at the time of such Change in Control, such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Change in Control transaction.

D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Hostile Take-Over.

E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any Award intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

F. Awards outstanding under the Stock Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR
MISCELLANEOUS

I.	Tax Withholding.

A. The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B. Subject to applicable laws, rules and regulations and policies of the Corporation, the Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan with the right to utilize any or all of the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards.

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of those Awards a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more shares of Common Stock previously acquired by such the Optionee or Participant (other than in connection with the issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by such holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

(iii) Sale and Remittance: The election to deliver to the Corporation, to the extent the Award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee or Participant shall concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the Withholding Taxes required to be withheld by the Corporation by reason of such issuance, exercise or vesting.

II.	Share Escrow/Legends.

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.	Effective Date and Term of the Plan.

A. The Plan was adopted by the Board on July 19, 2006, subject to stockholder approval within twelve months after that date. Should stockholder approval not be obtained within such period, the Plan will be terminated.

B. The Plan shall become effective on the Plan Effective Date. Awards may be granted under the Discretionary Grant Program and the Stock Issuance Program at any time on or after the Plan Effective Date.

C. The Plan shall terminate upon the earliest to occur of (i) July 19, 2007, if stockholder approval of the Plan has not yet been obtained, (ii) July 19, 2016, (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares, (iv) the termination of all outstanding Awards in connection with a Change in Control or (v) such other date as the Board in its sole discretion terminates the Plan. If the Plan terminates on July 19, 2016 or on such other date as the Board terminates the Plan, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

IV.	Amendment, Suspension or Termination of the Plan.

The Board may suspend or terminate the Plan at any time, without notice, and in its sole discretion. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall materially impair the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, (v) expands the types of awards available for issuance under the Plan or (vi) is required under applicable laws, rules or regulations to be approved by stockholders.

V.	Use of Proceeds.

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	Regulatory Approvals.

A. The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the NASDAQ Global Market, if applicable, and any stock exchange or other market on which Common Stock is then quoted or listed for trading.

VII.	No Employment/ Service Rights.

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	Non-Exclusivity of the Plan.

Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Corporation. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

IX.	Governing Law.

All questions and obligations under the Plan and agreements issued pursuant to the Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

X.	Information to Optionees and Participants.

Optionees and Participants under the Plan who do not otherwise have access to financial statements of the Corporation will receive the Corporation’s financial statements at least annually.

APPENDIX

The following definitions shall be in effect under the Plan:

A. “Award” means any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, direct stock issuance, restricted stock or restricted stock unit award or other stock-based award.

B. “Board” means the Corporation’s board of directors.

C. “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(i) any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Corporation representing 51% or more of the combined voting power of the Corporation, or

(ii) there is a merger, consolidation, or other business combination transaction of the Corporation with or into an other corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Corporation outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Corporation (or surviving entity) outstanding immediately after such transaction, or

(iii) all or substantially all of the Corporation’s assets are sold.

D. “Code” means the Internal Revenue Code of 1986, as amended.

E. “Common Stock” means the Corporation’s common stock, $0.01 par value per share.

F. “Compensation Committee” means a committee of the Board comprised solely of two or more Eligible Directors who are appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs, who are “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” within the meaning of Rule 16b-3(b)(3)(i).

G. “Consultant” means a consultant or other independent advisor who is under written contract with the Corporation (or any Parent or Subsidiary) to provide consulting or advisory services to the Corporation (or any Parent or Subsidiary) and whose securities issued pursuant to the Plan could be registered on Form S-8.

H. “Corporation” means Pacific Ethanol, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pacific Ethanol, Inc. that shall by appropriate action adopt the Plan.

I. “Discretionary Grant Program” means the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

J. “Eligible Director” means a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary).

K. “Employee” means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L. “Exercise Date” means the date on which the Corporation shall have received written notice of the option exercise.

M. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ Global Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is not traded on the NASDAQ Global Market but is at the time listed or quoted on any other market or exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the market or exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

In addition, with respect to any Incentive Option, the Fair Market Value shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an Incentive Option plan under the Code.

N. “Family Member” means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

O. “Hostile Take-Over” means either of the following events effecting a change in control or ownership of the Corporation:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders that the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

P. “Incentive Option” means an option that satisfies the requirements of Code Section 422.

Q. “Involuntary Termination” means the termination of the Service of any individual that occurs by reason of:

(i) if such individual is providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation other than for any of such reasons and other than for Misconduct shall be an Involuntary Termination;

(ii) if such individual is not providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct shall be an Involuntary Termination;

(iii) if such individual is providing services to the Corporation pursuant to a written contract that defines “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation for any of such reasons shall be an Involuntary Termination; or

(iv) if such individual is providing services to the Corporation pursuant to a written contract that does not define “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation following (A) a change in his or her position with the Corporation that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent, shall be an Involuntary Termination.

R. “Misconduct” means the commission of: any act of fraud, embezzlement or dishonesty by the Optionee or Participant; any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary); any illegal or improper conduct or intentional misconduct, gross negligence or recklessness by such person that has adversely affected or, in the determination of the Plan Administrator, is likely to adversely affect, the business, reputation, goodwill or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; any conduct that provides a basis for the Corporation to terminate for “cause,” “misconduct” or similar reasons the written contract pursuant to which the Optionee or Participant is providing Services to the Corporation; resignation by the Optionee or Participant on fewer than 30 days’ prior written notice and in violation of an agreement to remain in Service of the Corporation, in anticipation of a termination for “cause,” “misconduct” or similar reasons under the agreement, or in lieu of a formal discharge for “cause,” “misconduct” or similar reasons. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

S. “1934 Act” means the Securities Exchange Act of 1934, as amended.

T. “Non-Statutory Option” means an option not intended to satisfy the requirements of Code Section 422.

U. “Optionee” means any person to whom an option is granted under the Discretionary Grant Program.

V. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. “Participant” means any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

X. “Permanent Disability” or “Permanently Disabled” means the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

Y. “Plan” means the Corporation’s 2006 Stock Incentive Plan, as set forth in this document.

Z. “Plan Administrator” means the particular entity, whether the Compensation Committee or the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons then subject to its jurisdiction.

AA. “Plan Effective Date” means the date that stockholder approval of the Plan is obtained in accordance with Section III.A. of Article Four.

BB. “Section 16 Insider” means an officer or director of the Corporation subject to the short-swing profit liability provisions of Section 16 of the 1934 Act.

CC. “Service” means the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.

DD. “Stock Issuance Agreement” means the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

EE. “Stock Issuance Program” means the stock issuance program in effect under Article Three of the Plan.

FF. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG. “Take-Over Price” means the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

HH. “10% Stockholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II. “Withholding Taxes” means the federal, state and local income and employment taxes to which the Optionee or Participant may become subject in connection with the issuance, exercise or vesting of the Award made to him or her under the Plan.